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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                            ------------------------

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 23, 1997
                       (DATE OF EARLIEST EVENT REPORTED)

                              ITT INDUSTRIES, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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               INDIANA                               1-5627                         13-5158950
    (STATE OR OTHER JURISDICTION            (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER
          OF INCORPORATION)                                                   IDENTIFICATION NUMBER)
   4 WEST RED OAK LANE, WHITE PLAINS, NEW YORK           10604
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)
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              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (914)-641-2000

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 23, 1997, George Acquisition, Inc. ("Acquiror"), a wholly-owned subsidiary of ITT Industries, Inc. (the "Company"), acquired approximately 20,269,000 shares of Goulds Pumps, Incorporated ("Goulds"), which together with shares already owned by the Company represented approximately 94% of Goulds' outstanding shares of common stock, for a cash price of $37.00 per share, pursuant to an April 25, 1997 tender offer.

     Goulds' business is the design, manufacture, sale and repair of centrifugal pumps and accessories for diverse applications.

     On May 27, 1997, the Company completed the merger of Acquiror with Goulds. Upon consummation of the merger, Goulds became a wholly-owned subsidiary of the Company and the shareholders of Goulds who did not tender their shares became entitled to receive $37.00 per share. The total purchase price for Goulds was approximately $815 million plus certain additional amounts to be paid in respect of outstanding stock options and transaction expenses.

     Included among the assets acquired by the Company (indirectly through the acquisition of the shares of Goulds) are operations described as follows:

          1. Industrial Products: The types of pumps manufactured for customers served by the Industrial Products division of Goulds include end-suction, double-suction, multistage, axial flow, vertical turbine, sump and slurry pumps to meet a wide variety of needs in the industrial and municipal markets, including pumps designed for API and ANSI standards. Goulds manufactures pumps from nonmetallic materials for applications where metal alloys are unsatisfactory or prohibitively expensive. Goulds' vertical industrial turbine pumps are used throughout industries where space limitations or unsatisfactory suction conditions make the use of horizontal pumps impractical. Goulds slurry pumps serve the alumina and phosphate mining and minerals markets. Abrasion resistant pumps are manufactured for mining, utility and steel mill applications. Goulds' Pump Repair and Overhaul Service Centers play a role in customer service by rebuilding and repairing pumps and other rotating equipment produced by any manufacturer.

          2. Water Technologies: The Water Technologies division of Goulds manufactures and sells water pump systems, which include pumps, motors, pressure tanks and related accessories, used to supply water for farms, single and multiple family residences, office buildings, restaurants and other commercial uses, and municipal water supply and sewage treatment facilities. A commercial line of pumps is manufactured and sold for light industrial applications and OEM applications. In addition, sump, effluent and sewer pumps (SES) are manufactured and used in de-watering and sewage ejection applications. Submersible and deep-well turbine pumps are used for irrigation and other agricultural services.

     In addition, all receivables and contract rights of Goulds and its subsidiaries are included indirectly in the purchase.

     The funds used to consummate the acquisition came from borrowings of the Company from a Five Year Competitive Advance and Revolving Credit Facility Agreement (the "Credit Agreement"), dated November 10, 1995 with The Chase Manhattan Bank, as agent, and certain other lending institutions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.
         See Exhibit Index.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ITT Industries, Inc.

                                          By:      /s/ ROBERT W. BEICKE
                                            ------------------------------------
                                                      Robert W. Beicke
                                             Vice President, Associate General
                                                           Counsel
                                                  and Assistant Secretary

Dated: June 5, 1997
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                                 EXHIBIT INDEX

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EXHIBIT NO.                              DESCRIPTION                                  LOCATION
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 3
  (b)       --  By-Laws..........................................................  Filed herewith.
10
  (e)       --  First Amendment to Employment Agreement between ITT Industries and D. Travis Engen -- in final form.............................  Filed herewith.
  (r)       --  Trade Name and Trademark License Agreement.......................  Filed herewith.
  (s)       --  ITT Industries Enhanced Severance Pay Plan.......................  Filed herewith.
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